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EXHIBIT 10.3

FIRST ADDENDUM TO STOCK PURCHASE WARRANT

        THIS FIRST ADDENDUM TO STOCK PURCHASE WARRANT (this "Addendum") is made effective as of this 13th day of October, 2009, by and between NEUROMETRIX, INC., a Delaware corporation (the "Company"), and the undersigned investor (the "Investor").

BACKGROUND

        The Company and the Investor entered into that certain Securities Purchase Agreement dated as of September 8, 2009, as amended (the "Purchase Agreement"). Pursuant to the terms and conditions of the Purchase Agreement, the Company issued to the Investor shares of the Company's common stock and a Stock Purchase Warrant (the "Warrant"). The Company and the Investor now wish to further clarify and amend the language set forth in Section 8(b)(v) of the Warrant as provided herein.

        NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree to amend the Warrant as follows:

TERMS AND CONDITIONS

        1.    AMENDMENT TO SECTION 8(b)(v) OF THE WARRANT.    Section 8(b)(v) of the Warrant is hereby deleted in its entirety and replaced with the following:

          "(v) At any time during the period beginning after the holder's receipt of a notice from the Company of a Change of Control and ending five (5) business days prior to the scheduled consummation of such Change of Control, the holder may require the Company to redeem (a "Redemption Upon Change of Control") all or any portion of this Warrant not to be so assumed pursuant to the provisions of this Section 8 by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the portion of the principal amount (the "Redemption Principal Amount") of this Warrant that the holder is electing to have redeemed. The portion of this Warrant to be redeemed pursuant to this Section 8(b)(v) shall be redeemed by the Company at a price (the "Change of Control Warrant Redemption Price") payable (x) in the case of a Cash-Out Change of Control (as defined below) or in the case of a Mixed Change of Control (as defined below) to the extent of the percentage of the cash consideration in such Mixed Change of Control (determined in accordance with the definition of a Mixed Change of Control below), in cash equal to the Black Scholes Value (as defined below), and (y) in the case of a Change of Control not described in the foregoing subclause (x) or to the extent of the percentage of the consideration represented by securities of the successor entity in a Mixed Change of Control (as determined in accordance with the definition of Mixed Change of Control below), in a number of shares of the Common Stock equal to the Black Scholes Value of the portion of this Warrant subject to redemption under this clause (y) divided by the VWAP of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then being traded on the trading day immediately preceding the date on which the Change of Control is consummated. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall the provisions of Section 3 apply to the issuance of shares of Common Stock pursuant to this subsection 8(b)(v); provided, however, that the holder shall not be entitled to receive shares of Common Stock under this subsection 8(b)(v) to the extent that the number of shares beneficially owned by the holder and its affiliates in the successor entity immediately following consummation of the Change of Control exceeds 9.98% of any class of equity securities of the successor entity; and, provided further, that the foregoing proviso shall not be construed to require any cash payment by the Company of any remaining amount of any Change of Control Warrant Redemption Price in respect of any Change of Control (or portion thereof, as applicable) described in proviso (y) above.

    For purposes hereof:

    "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg Financial Markets ("Bloomberg") determined as of the day of the closing of the applicable Change of Control transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the first public announcement of the Change of Control and (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Change of Control, such non-cash values to be as set forth in any definitive agreement for the Change of Control that has been executed around the time of the first public announcement of the Change of Control or, if no such value is determinable from such definitive agreement, based on the closing market price for shares of the successor entity or its principal securities exchange or quotation system on the trading day preceding the first public announcement of the Change of Control or, if the successor entity is Private Successor Entity as mutually determined in good faith by the holder and the Company's Board of Directors. In addition, for purposes of determining the Black Scholes Value, this Warrant shall be deemed to be exercisable from and after the date of issuance of the Warrants regardless of any restrictions on exercisability.

    "Cash-Out Change of Control" means a Change of Control in which the consideration payable to holders of the Common Stock in connection with the Change of Control consists solely of cash.

    "Eligible Market" means the over the counter Bulletin Board, the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.

    "Mixed Change of Control" means a Change of Control where the consideration payable to shareholders of the Company consists partially of cash and partially of securities of a successor entity. If the successor entity is a Publicly Traded Successor Entity, the percentage of consideration represented by securities of such successor entity shall be equal to the quotient of (x) the product of the aggregate anticipated number of shares of the Publicly Traded Successor Entity to be issued (based on the Trading Day preceding the first public announcement of the Mixed Change of Control) to holders of the Common Stock of the Company multiplied by the closing market price for such shares of the Publicly Traded Successor Entity on its principal securities exchange on the Trading Day preceding the first public announcement of the Mixed Change of Control, divided by (y) the sum of the amount determined in subclause (x) plus the aggregate value of other consideration, including cash consideration, in such Change of Control. If the successor entity is a Private Successor Entity, the percentage of consideration represented by securities of such successor entity shall be as mutually determined in good faith by the holder and the Company's Board of Directors.

    "Private Successor Entity" means a successor entity that is not a Publicly Traded Successor Entity.

    "Publicly Traded Successor Entity" means a successor entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined above).

    "Trading Day" shall mean any day on which the Common Sock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded."

        2.    NOTICE TO TRANSFEREES.    The Investor hereby covenants and agrees to provide any transferee of the Warrant with a copy of this Addendum.

        3.    CONSTRUCTION.    Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Purchase Agreement and the Warrant, as the case may be. The terms of this Addendum amend and modify the Purchase Agreement and the Warrant as if fully set forth in the Purchase Agreement and the Warrant. If there is any conflict between the terms, conditions and obligations of this Addendum and the Purchase Agreement or the Warrant, this Addendum's terms, conditions and obligations shall control. All other provisions of the Purchase Agreement and the Warrant not specifically modified by this Addendum are preserved.

        4.    COUNTERPARTS.    This Addendum may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This Addendum may be executed by facsimile or .pdf signature.

SIGNATURES ON THE FOLLOWING PAGE

        IN WITNESS WHEREOF, this First Addendum to Stock Purchase Warrant is made effective as of the date first set forth above.

THE COMPANY:	THE INVESTOR:
NEUROMETRIX, INC.	[Investor Name]
By:	By:
Name:	Name:
Title:	Title:

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  EXHIBIT 10.3